SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549


                                FORM 8-A

           FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

               PURSUANT TO SECTION 12(b) OR 12(g) OF THE

                    SECURITIES EXCHANGE ACT OF 1934


                             Steelcase Inc.
     --------------------------------------------------------------
         (Exact name of registrant as specified in its charter)


       Michigan                                      38-0819050
----------------------------------------------------------------------
  (State of incorporation                         (I.R.S. Employer
      or organization)                           Identification No.)

  901 44th Street, Grand Rapids, Michigan               49508
-----------------------------------------------------------------------
(Address of principal executive offices)             (Zip Code)


   Securities to be registered pursuant to Section 12(b) of the Act:



       Title of each class                   Name of each exchange on which
       to be so registered                   each class is to be registered

Class A Common Stock, no par value               New York Stock Exchange
 ....................................         ...............................

 ....................................         ...............................

 ....................................         ...............................

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

  Securities Act registration statement file number to which this Form relates: 333-41647 (if applicable)

  Securities to be registered pursuant to Section 12(g) of the Act:

  ------------------------------------------------------------------------
                            (Title of Class)

  ------------------------------------------------------------------------
                            (Title of Class)

             INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.       Description of Registrant's Securities to be Registered.

     A description of the shares of Class A Common Stock, no par value, of Steelcase Inc., a Michigan corporation (the "Company"), will be set forth under the heading "Description of Capital Stock" in the prospectus to be filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, which prospectus constitutes a part of the Company's Registration Statement on Form S-1 (Registration No. 333-41647). Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.


Item 2.       Exhibits.

     Not applicable.

                               SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              STEELCASE INC.,

                               by  /s/ ALWYN ROUGIER-CHAPMAN
                                 ----------------------------
                                 Name:  Alwyn Rougier-Chapman
                                 Title: Chief Financial Officer,
                                        Senior Vice President-Finance and
                                        Treasurer


Date:  February 11, 1998